EXHIBIT 32.2

SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, John Edmunds, the chief financial officer of Inphi Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

1.	The Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2014 fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2014

/s/ John Edmunds
John Edmunds Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer)